     As filed with the Securities and Exchange Commission on April 19, 2000

                                                 Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                -----------------

                               FIRSTAR CORPORATION
             (Exact name of registrant as specified in its charter)

           Wisconsin                                     39-1940778
 ---------------------------------             ---------------------------------
   (State or other jurisdiction                (IRS Employer Identification No.)
 of incorporation or organization)

              777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202
              -----------------------------------------------------
   (Address, including zip code, of registrant's principal executive offices)


                               FIRSTAR CORPORATION
                       1999 EMPLOYEE STOCK INCENTIVE PLAN
                              (Full title of plan)

                                ----------------

                             Jennie P. Carlson, Esq.
                            Executive Vice President,
                          General Counsel and Secretary
                               Firstar Corporation
                            777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                                 (414) 765-5717
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                            CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
                                                            Proposed                 Proposed
         Title of                   Amount                   maximum                  maximum
        securities                   to be                  offering                 aggregate                Amount of
          to be                   registered                  price                  offering               registration
        registered                    (1)                 per share (2)              price (2)                   fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock,                       9,000,000                $24.50                $220,500,000              $58,212
par value $.01                      shares

================================================================================================================================

(1)Includes preferred stock purchase rights. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced separately from the Common Stock.


(2)Calculated pursuant to Rule 457(h)(1) based upon the average of the high and low sale prices on April 14, 2000 as reported on the New York Stock Exchange.

                             INTRODUCTORY STATEMENT

                  Firstar Corporation (the "Registrant") is filing this Registration Statement on Form S-8 to register shares of its common stock, $.01 par value ("Firstar Common Stock"), issuable in connection with the Registrant's 1999 Employee Stock Incentive Plan ("Plan").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The documents listed below filed by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference into and made a part of this registration statement. In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part thereof from the date of filing of such documents.

                  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

                  (b)      All other reports filed by the Registrant pursuant to
                           Section 13(a) or 15(d) of the Exchange Act since January 1, 2000;

                  (c) The description of the Registrant's Common Stock contained in its report on Form 8-K dated November 20, 1998, including any amendment or report filed for the purpose of updating such description; and

                  (d) The description of the Registrant's Preferred Stock Purchase Rights included in its Registration Statement on Form 8-K/A dated November 20, 1998.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The validity of the Firstar Common Stock offered hereby has been passed upon for the Registrant by Emily Canedo, Esq., Corporate Attorney of the Registrant.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Pursuant to the provisions of Sections 180.0850 through 180.0859, inclusive, of the Wisconsin Business Corporation Law, directors and officers are entitled to mandatory indemnification from the Registrant against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under Section 180.0828 of the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined above.

                  The Registrant's By-Laws contain similar indemnification provisions as to its directors and officers.

                  Expenses for the defense of any action for which indemnification may be available may be advanced by the Registrant under certain circumstances.

                  The Registrant intends to maintain a liability insurance policy for officers and directors.

ITEM 7.  Exemption from Registration Claimed.

                  Not applicable.

ITEM 8.  Exhibits.

                  The following Exhibits are filed as part of this Registration Statement.

                  Exhibit No.

                  5                 Opinion of Counsel
                  23.1              Consent of PricewaterhouseCoopers LLP
                  23.2              Consent of Counsel (included in Exhibit 5)
                  24                Power of Attorney

                  The Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  Undertakings.

                  The undersigned Registrant hereby undertakes:

                  *(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.


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

                           Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  *(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  *(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

* Paragraph references correspond to those of Item 512 of Regulation S-K.


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


                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin as of the 18th day of April, 2000.

                                    FIRSTAR CORPORATION

                                    /s/ Jerry A. Grundhofer
                                    -------------------------------------
                                    Jerry A. Grundhofer
                                    President and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 18th day of April, 2000.


Signature                                                     Title
---------                                                     -----

/s/ Thomas H. Jacobsen
-------------------------------
Thomas H. Jacobsen                                            Chairman of the Board

/s/ Jerry A. Grundhofer
-------------------------------                               Director, President and Chief Executive Officer
Jerry A. Grundhofer                                           (principal executive officer)

/s/ David M. Moffett
-------------------------------                               Executive Vice President and Chief Financial Officer
David M. Moffett                                              (principal financial officer)

 /s/ James D. Hogan
-------------------------------                               Executive Vice President and Corporate Controller (principal
James D. Hogan                                                accounting officer)

/s/ Victoria Buyniski Gluckman*
-------------------------------
Victoria Buyniski Gluckman                                    Director

/s/ John C. Dannemiller*
-------------------------------
John C. Dannemiller                                           Director

/s/ David B. Gavin*
-------------------------------
David B. Gavin                                                Director

/s/ J. P. Hayden, Jr.*
-------------------------------
J. P. Hayden, Jr.                                             Director

/s/ Joe F. Hladky*
-------------------------------
Joe F. Hladky                                                 Director


/s/ Roger L. Howe*
-------------------------------
Roger L. Howe                                                 Director

/s/ Thomas H. Jacobsen*
-------------------------------
Thomas H. Jacobsen                                            Director

/s/ Sheldon B. Lubar*
-------------------------------
Sheldon B. Lubar                                              Director

/s/ Frank Lyon, Jr.*
-------------------------------
Frank Lyon, Jr.                                               Director

/s/ Daniel F. McKeithan, Jr.*
-------------------------------
Daniel F. McKeithan, Jr.                                      Director

/s/ David B. O'Maley*
-------------------------------
David B. O'Maley                                              Director

/s/ O'dell M. Owens, M.D.*
-------------------------------
O'dell M. Owens, M.D.                                         Director

/s/ Thomas E. Petry*
-------------------------------
Thomas E. Petry                                               Director

/s/ Craig D. Schnuck*
-------------------------------
Craig D. Schnuck                                              Director

/s/ Patrick T. Stokes*
-------------------------------
Patrick T. Stokes                                             Director

/s/ John J. Stollenwerk*
-------------------------------
John J. Stollenwerk                                           Director

/s/ William Wadsworth Wirtz*
-------------------------------
William Wadsworth Wirtz                                       Director


*Pursuant to Power of Attorney

/s/ Jennie P. Carlson
Jennie P. Carlson, Attorney-in-Fact


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